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                                                                    EXHIBIT 99.1

The following table sets forth the Company's unaudited balance sheet as of December 31, 2000, (i) on an actual basis; and (ii) on a pro forma basis giving effect to the items described in footnotes 1 through 3 below, which occurred on February 20, 2001. This table should be read in conjunction with the Company's financial statements that are contained in its earlier reports. All amounts presented below are unaudited.

                                                                             (1)
                                                        Actual As Of       Pro Forma          Pro Forma
                                                     December 31, 2000    Adjustments       Adjusted As Of
                                                        (Unaudited)       (Unaudited)      February 20, 2001
                                                                                              (Unaudited)
                                                     -------------------------------------------------------
Assets                                                        (in thousands, except share amounts)
Current assets                                        $  6,255                                  $  6,255
Property and equipment, net                                217                                       217
Other assets:
 Deferred software costs, net                            3,309                                     3,309
 Cost in excess of net assets
  of business acquired, net                              2,163                                     2,163
 Other                                                     102                                       102
                                                  ------------------------------------------------------
Total other assets                                       5,574                                     5,574
                                                  ------------------------------------------------------
Total assets                                          $ 12,046          $      -                $ 12,046
                                                  ======================================================

Liabilities and shareholders' equity
Current liabilities                                   $  5,758          $     25 (3)            $  5,783
Long-term debt - shareholder                             3,925            (3,000)(2)                 925
Other liabilities                                          381                                       381
                                                  ------------------------------------------------------
                                                        10,064            (2,975)                  7,089
Shareholders' equity:
 Convertible Preferred stock - Series F,
  par value $0.01, 3,000 shares
  authorized, designated, issued and
  outstanding                                                -                 - (2)                   -
 Common stock, par value $0.01,
  authorized 48,000,000 shares,
  16,405,548 issued and outstanding                        164                                       164
 Additional paid-in capital                             44,916             3,000 (2)              47,891
                                                                             (25)(3)
 Accumulated deficit                                   (43,098)                                  (43,098)
                                                  ------------------------------------------------------
Total shareholders' equity                               1,982             2,975                   4,957
                                                  ------------------------------------------------------
Total liabilities and shareholders' equity            $ 12,046          $      -                $ 12,046
                                                  ======================================================

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(1) - On February 20, 2001, the Company and Safeguard Scientifics, Inc.
exchanged $3,000,000 of principal outstanding under their existing $6,000,000 credit facility for 3,000 shares of Series F Convertible Preferred Stock of the Company and the Company and Safeguard have amended the existing $6,000,000 credit facility to reduce the amount available thereunder to $3,000,000. The preferred shares have a par value of $0.01 per share and the issuance price is $1,000 per share. The holders of the Series F Convertible Preferred Stock are entitled to certain preferences, limitations and special rights, including dividend rights, conversion rights, voting rights, anti-dilution rights, registration rights and liquidation preferences. As the holder of the Series F Convertible Preferred Stock, Safeguard shall be entitled to receive cumulative quarterly dividends when and as if they may be declared by the Board at a rate per share equal to two percent (2%) per quarter of the issuance price. The shares of Series F Convertible Preferred Stock may, at the option of the holder, be converted at any time, at a rate of 500 shares of Common Stock per share of Preferred Stock, into 1,500,000 shares of Common Stock of the Company.

(2) - The pro forma adjustment reflects the conversion of $3,000,000 of the Long-Term Debt - Shareholder into Series F Convertible Preferred Stock at a par value of $0.01 per share.

(3) - The pro forma adjustment reflects the issuance cost associated with the conversion of $3,000,000 of the Long-Term Debt - Shareholder into Series F Convertible Preferred Stock at a par value of $0.01 per share.

                                       2